Exhibit 99.1

Talkspace Reports Third Quarter 2021 Financial Results

Net Revenue grew 23% year-over-year to approximately $26 million, driven by continued strong momentum in B2B

B2B eligible lives and completed B2B sessions grew 92% and 96%, respectively, versus the prior-year period

Active members grew 21% year-over-year to approximately 60,300

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NEW YORK, November 15, 2021 – Talkspace, Inc. (“Talkspace”) (Nasdaq: TALK), a leading virtual behavioral healthcare company, today reported its financial results for the third quarter ended September 30, 2021.

Jennifer Fulk, Chief Financial Officer of Talkspace, commented: “While Net Revenue grew 23% year-over-year, driven by continued momentum in the B2B business, the overall financial results for the third quarter were disappointing. Q3 Net Revenue came in below management expectations due to a lower number of B2C customers and a one-time non-cash reserve adjustment for credit losses on receivables related to prior periods. The $223 million of available liquidity as of September 30 will allow Talkspace to invest in important operational enhancements and new initiatives that will continue to drive long‐term growth.”

Third Quarter 2021 Financial Highlights

•
Net Revenue of $26.4 million, a 23% increase over the prior-year period
•
Gross Profit of $14.2 million; Gross Margin of 54% compared to 70% in the prior-year period
•
Adjusted EBITDA loss of ($20.8) million, compared to ($2.0) million in the prior-year period
•
Net income of $1.5 million, compared to a net loss of ($2.7) million in the prior-year period

Key Operating Metrics

•
Total active members grew 21% year-over-year to approximately 60,300 as of September 30, 2021
•
B2B eligible lives grew 92% year-over-year to over 75 million as of September 30, 2021
•
71,300 completed B2B sessions, a 96% increase versus the prior-year period

Revenue

•
Net Revenue for the third quarter was $26.4 million, a 23% year‐over‐year increase. This metric came in below expectations due to a lower number of acquired customers in the direct‐to‐consumer business and an adjustment to reserves, which was only partially offset by growth in B2B Gross Revenue.
•
In the third quarter we increased the allowance for credit losses on receivables by $3.4 million, of which $2.8 million related to prior quarters. Excluding the impact of this one‐time non‐cash adjustment, consolidated Revenue would have been $29.2 million, up 37% year‐over‐year.
•
Direct‐to‐consumer Revenue was $18.6 million, a 10% year‐over‐year increase in the third quarter. The slowdown in the B2C business resulted in part from delays in launching new products and features, as well as a decline in conversion rates.
•
B2B Revenue was $7.7 million, a 69% increase year‐over‐year, with the continued strong performance of recurring revenue coming from PEPM fees, which approximately tripled year‐over‐year.

Gross Margin

•
Gross profit was $14.2 million in the third quarter, compared to $15.1 million in the prior-year quarter. Gross margin was 54% compared to 70% a year ago. This decline was due to the increase in the reserve for credit losses on receivables, revenue mix shift towards B2B, and the continued investment in W2 therapist network.
•
Excluding the reserve adjustment related to prior quarters, gross profit and margin for the quarter would have been $17.0 million and 58%, respectively.

Net Income

•
Net income was $1.5 million compared to a net loss of $2.7 million in the prior‐year period. This reflects a $26.9 million non‐cash gain resulting from the revaluation of the warrants’ liabilities, driven by lower share price.

The following table summarizes the Company’s performance during the third quarter of 2021, compared to the same period in 2020:

	Three Months Ended September 30,		Period-Over-Period
(Values in thousands, except B2B eligible lives and percentages)	2021	2020	Change
Number of B2B eligible lives at period end (in millions)	75.3	39.2	92%
Total number of active members at period end	60.3	49.9	21%
Total number of completed B2B sessions	71.3	36.4	96%

Net revenue	$26,359	$21,505	23%
Gross profit	14,172	15,091	(6%)
Gross margin %	53.8%	70.2%	(1,600) basis points
Operating expenses	39,399	17,495	125%
Net income (loss)	1,505	(2,692)	*
Adjusted EBITDA (1)	$(20,849)	$(2,049)	*

* Not meaningful

(1) Adjusted EBITDA is a non-GAAP financial measure. Refer to “Reconciliation of Non-GAAP Results to GAAP Results” table below.

Conference Call and Webcast Details

The Company will host a conference call at 5:00 p.m. E.T. on Monday, November 15th, to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://investors.talkspace.com/. The conference call can also be accessed by dialing (800) 708-4540 for U.S. participants, or (847) 619-6397 for international participants, and referencing participant code 50240837. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Talkspace

Talkspace is a leading virtual behavioral healthcare company enabled by a purpose-built technology platform. As a digital healthcare company, all care is delivered through an easy-to-use and fully encrypted web and mobile platform, consistent with HIPAA and other state regulatory requirements.

Today, the need for care feels more urgent than ever. When seeking treatment, whether it’s psychiatry or adolescent, individual or couples therapy, Talkspace offers treatment options for almost every need. With Talkspace, members can send their dedicated therapists text, video, and voice messages anytime, from anywhere, and engage in live video sessions. As of September 2021, over 2 million people have used Talkspace, and over 75 million lives were covered for Talkspace through insurance and employee assistance programs or other network behavioral health paid benefit programs.

For more information about Talkspace commercial relationships, visit https://business.talkspace.com.

To learn more about online therapy, please visit https://www.talkspace.com/online-therapy.

To learn more about Talkspace Psychiatry, please visit https://www.talkspace.com/psychiatry.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: our history of losses; the rapid evolution of our business and the markets in which we operate; our ability to continue growing at the rates we have historically grown, or at all; the development of the virtual behavioral health market; COVID-19 and its impact on business and economic conditions; competition in our industry; and our relationships with affiliated professional entities to provide physician and other professional services. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in under the caption “Risk Factors” in our prospectus dated July 12, 2021 (File No. 333-257686), as filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 to be filed with the SEC, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Contacts

For Investors:

Westwicke, an ICR Company

Bob East / Asher Dewhurst / Jordan Kohnstam

443-213-0500

TalkspaceIR@westwicke.com

Talkspace, Inc.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

	Three months ended September 30,		Variance		Nine months ended September 30,		Variance
	2021	2020	$	%	2021	2020	$	%
(in thousands, except percentages and per share data)
Consumer revenue	$18,631	$16,923	$1,708	10.1	$58,286	$42,208	$16,078	38.1
Commercial revenue	7,728	4,582	3,146	68.7	26,213	8,294	17,919	216.0
Total revenue	26,359	21,505	4,854	22.6	84,499	50,502	33,997	67.3
Cost of revenues	12,187	6,414	5,773	90.0	33,698	17,394	16,304	93.7
Gross profit	14,172	15,091	(919)	(6.1)	50,801	33,108	17,693	53.4
Operating expenses:
Research and development, net	4,278	2,199	2,079	94.5	12,023	7,327	4,696	64.1
Clinical operations	1,896	899	997	110.9	5,886	2,535	3,351	132.2
Sales and marketing	26,431	12,660	13,771	108.8	75,125	30,020	45,105	150.2
General and administrative	6,794	1,737	5,057	291.1	23,112	4,198	18,914	450.5
Total operating expenses	39,399	17,495	21,904	125.2	116,146	44,080	72,066	163.5
Operating loss	(25,227)	(2,404)	(22,823)	(949.4)	(65,345)	(10,972)	(54,373)	(495.6)
Financial income (expense), net	26,743	(285)	27,028	*	23,700	(254)	23,954	*
Income (loss) before taxes on income	1,516	(2,689)	4,205	156.4	(41,645)	(11,226)	(30,419)	(271.0)
Taxes on income	11	3	8	266.7	29	12	17	141.7
Net income (loss)	1,505	(2,692)	4,197	155.9	(41,674)	(11,238)	(30,436)	(270.8)
Net income (loss) per share (1):
Basic	$0.01	$(0.20)	$0.21	104.9	$(0.64)	$(0.84)	$0.20	23.4
Diluted	$0.01	$(0.20)	$0.21	104.5	$(0.64)	$(0.84)	$0.20	23.4
Weighted average number of common shares (1):
Basic	152,268	13,375			64,638	13,349
Diluted	165,179	13,375			64,638	13,349

* = not meaningful

(1) Prior period results have been adjusted to reflect the exchange of Old Talkspace’s common stock for Talkspace’s common stock at an exchange ratio of approximately 1.134140 in June 2021 as a result of the Business Combination.

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
(in thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$222,865	$13,248
Accounts receivable, net	5,318	5,914
Other current assets	10,023	1,515
Total current assets	238,206	20,677
Property and equipment, net	658	175
Deferred issuance costs	-	692
Intangible assets, net	3,876	5,195
Goodwill	6,134	6,134
Other long-term assets	82	-
Total assets	$248,956	$32,873

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$14,039	$7,901
Deferred revenues	8,302	5,172
Accrued expenses and other current liabilities	7,634	7,416
Total current liabilities	29,975	20,489

Warrant liabilities	12,012	-
Other long-term liabilities	86	-
Total liabilities	42,073	20,489

Convertible preferred stock	-	111,282

STOCKHOLDERS’ EQUITY (DEFICIT):

Common stock (1)	15	1
Additional paid-in capital (1)	357,330	9,889
Accumulated deficit	(150,462)	(108,788)
Total stockholders’ equity (deficit)	206,883	(98,898)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$248,956	$32,873

(1) Prior period results have been adjusted to reflect the exchange of Old Talkspace’s common stock for Talkspace’s common stock at an exchange ratio of approximately 1.134140 in June 2021 as a result of the Business Combination.

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(41,674)	$(11,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,458	55
Amortization of debt issuance cost	175	—
Stock-based compensation	20,584	1,069
Change in fair value of warrants	(23,842)	—
Increase in accounts receivable	596	(3,045)
Increase in other current assets	(8,515)	(1,108)
Increase in accounts payable	7,113	2,021
Increase in deferred revenues	3,130	3,390
(Decrease) increase in accrued expenses and other current liabilities	(134)	2,193
Net cash used in operating activities	(41,109)	(6,663)
Cash flows from investing activities:
Purchase of property and equipment	(622)	(43)
Proceeds from restricted long-term bank deposit	—	414
Net cash (used in) provided by investing activities	(622)	371
Cash flows from financing activities:
Proceeds from reverse capitalization, net of transaction costs	249,428	—
Proceeds from borrowings	6,000	—
Repayment of borrowings	(6,000)	—
Payment of debt issuance costs	(50)	—
Proceeds from exercise of stock options	1,970	62
Net cash provided by financing activities	251,348	62
Change in cash and cash equivalents	209,617	(6,230)
Cash and cash equivalents at the beginning of the period	13,248	39,632
Cash and cash equivalents at the end of the period	$222,865	$33,402

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison. A reconciliation is provided below for this non-GAAP financial measure to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our GAAP financial measure and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest and other expenses (income), net, (ii) tax benefit and expense, (iii) depreciation and amortization (iv) stock-based compensation expense and (v) business combination and other financing expenses.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$1,505	$(2,692)	$(41,674)	$(11,238)
Add:
Depreciation and amortization	503	19	1,458	55
Financial (income) expense, net (1)	(26,743)	285	(23,700)	254
Taxes on income	11	3	29	12
Stock-based compensation	3,875	336	20,584	1,069
Adjusted EBITDA	$(20,849)	$(2,049)	$(43,303)	$(9,848)

(1) For the three months ended September 30, 2021, financial income, net primarily consisted of $26.9 million in gains resulting from the revaluation of warrant liabilities. For the nine months ended September 30, 2021, financial income, net primarily consisted of $28.3 million in gains resulting from the revaluation of warrant liabilities, partially offset by $4.2 million in warrant issuance costs in connection with the close of the Business Combination.

Talkspace, Inc.

Active Members and B2B Eligible Lives

	Three months ended,
	Mar. 31, 2020	Jun. 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Jun. 30, 2021	Sep. 30, 2021
Active members (in thousands) (1)	29.4	44.0	49.9	50.0	58.7	59.4	60.3
B2B eligible lives (in millions) (1)	9.5	33.7	39.2	39.4	49.5	71.9	75.3

(1) Historical amounts have been updated to be comparable to current period presentation.

Key Business Metrics

Active Members: We consider members “active” (i) in the case of our B2C members, commencing on the date such member initiates contact with a provider on our platform until the term of their monthly, quarterly or bi-annual subscription plan expires, unless terminated early, and (ii) in the case of our B2B members, if such members have engaged on our platform during the preceding 25 days, such as sending a text, video or audio message to, or participating in a video call with, a provider, completing a satisfaction or progress report survey or signing up for our platform. While a growth in active members typically highlights strong engagement with our members, not all active members are associated with revenue in that particular period.

B2B Eligible Lives: We consider B2B lives “eligible” if such persons are eligible to receive treatment on the Talkspace platform, in the case of its enterprise clients, while their employer is under an active contract with Talkspace, or, in the case of health plan clients, at an agreed upon reimbursement rate through insurance under an employee assistance program or other network behavioral health paid benefit program. There may be instances where a person may be covered through multiple solutions, typically through behavioral health plans and employee assistance programs. In these instances, the person is counted each time they are covered in the B2B eligible lives calculation, which may cause this amount to reflect a higher number of members than we actually serve.